Exhibit 99.1

WebSideStory Announces Record Fourth Quarter and
Year-End 2004 Results

Q4 Revenue Up 43% Over Last Year; Record Net Income

SAN DIEGO, Feb. 24 /PRNewswire-FirstCall/ — WebSideStory, Inc. (Nasdaq: WSSI - News), a leading provider of on-demand Web analytics, today announced results of operations for the quarter and twelve months ended December 31, 2004 and confirmed its guidance for 2005.

These results are unaudited and are subject to adjustment, and final, audited results could differ.

•	Fourth quarter 2004 revenue was $6,534,000, an increase of 43% over the $4,558,000 reported in the same period in 2003. Fourth quarter 2004 subscription revenue was $6,520,000, an increase of 48% over the $4,405,000 reported in the same period in 2003. Annual revenue in 2004 was $22,602,000, an increase of 38% over the $16,360,000 reported in 2003. Subscription revenue in 2004 was $22,476,000, an increase of 43% over the $15,678,000 reported in 2003.

•	Fourth quarter 2004 net income was $840,000, an increase of 108% over the $404,000 reported in the same period in 2003. Fourth quarter 2004 net income included stock-based compensation expenses of $193,000. Net income in 2004 was $1,780,000 compared to a net loss of $1,867,000 in 2003. Net income in 2004 included stock-based compensation expenses of $882,000. On a non-GAAP basis, fourth quarter pro forma net income before stock-based compensation expenses was $1,033,000. On a non-GAAP basis for the year, 2004 pro forma net income before stock-based compensation expenses was $2,662,000.

•	Fourth quarter 2004 net loss per share was $0.04. The net loss per share included stock-based compensation expenses of $193,000 and a one-time, non-cash constructive dividend of $1,389,000 that resulted from repayment of the company’s redeemable preferred stock prior to the maturity date. For the year 2004, net loss per share was $0.13. The net loss included $882,000 of stock-based compensation expenses, accretion of a discount of the company’s preferred stock of $1,326,000, and a one-time, non-cash constructive dividend of $1,389,000 that resulted from repayment of the company’s redeemable preferred stock prior to the maturity date. On a non-GAAP basis, fourth quarter 2004 pro forma earnings per share before the stock-based compensation and constructive dividend was $0.06. On a non-GAAP basis for the year 2004, pro forma earning per share before stock-based compensation, accretion of a discount of the company’s preferred stock, and a constructive dividend was $0.21.

“We are pleased to announce another record quarter, growing our core HBX subscription business by 48% compared to last year and exceeding the high end of our guidance on both revenue and earnings before stock-based compensation”, said Jeff Lunsford, WebSideStory chairman and CEO. “The digital marketing space continues to flourish, and our agreement to acquire Atomz and planned roll-out of the WebSideStory Active Marketing Suite provide great opportunities for continuing to capture that growth. We are also proud of having our continuing market leadership position in the web analytics category validated by receiving the highest score and only “excellent” rating from InfoWorld in its recent review of web analytics products.”

Recent Events

On February 8, 2005 the company announced an agreement to acquire Avivo Corporation, a California corporation doing business as “Atomz,” and the launch of a new suite of integrated services for online marketing professionals. Based in San Francisco, Ca., Atomz (http://www.atomz.com/) is a leading provider of on-demand digital marketing applications, including site search and web content management. Upon completion of the merger, WebSideStory will combine Atomz’s hosted site search and web content management applications with WebSideStory’s HBX web analytics service to create the industry’s first suite of integrated, on-demand digital marketing applications. WebSideStory’s Active Marketing Suite will also include a keyword bid management product, scheduled for release this summer. The Active Marketing Suite will offer a single, shared environment in which businesses can more easily optimize their online performance across multiple marketing channels, while reducing their vendor management costs. The Active Marketing Suite will include:

*	HBX Analytics — An award winning, on-demand web analytics service that helps enterprises measure their online marketing initiatives — from search-engine marketing to banner campaigns — and improve overall web site return on investment

*	Bid — An on-demand keyword bid management product that will enable marketers to both manage and measure their pay-per-click keyword campaigns

*	Search — An on-demand web site search application that empowers marketers to guide and influence site visitors and customers in finding the information and products they need

*	Content Manager — An on-demand web content management solution that puts the power of creating and updating web content in the hands of marketers

Financial Guidance

WebSideStory reaffirms recently provided guidance as follows (in millions except per share data):

	Q1-05	Q2-05	Q3-05	Q4-05
Revenue (millions)	$6.8-$6.9	$7.3-7.6	$8.0-8.5	$8.6-9.3

Pro forma net income before stock-based compensation	$1.2-1.3	$1.4-1.7
Stock-based compensation	($.18)	($.12)

Net Income	$1.0-1.1	$1.3-1.6

Pro forma net income per share before stock-based compensation	$0.07-0.08	$0.08-0.10
Stock-based compensation per share	($0.01)	($0.01)

Net income per share	$0.06-0.07	$0.07-0.09

Note On The Use Of Non-GAAP Financial Measures

Some of the financial measures in this press release, including the guidance on future periods, are presented on a pro forma basis. These pro forma numbers are considered non-GAAP financial measures within the meaning of SEC Regulation G. WebSideStory believes that this presentation is useful to investors, because it describes the operating performance of the company and helps investors gauge the company’s ability to generate cash flow, excluding some non-cash charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP. Company management uses these non-GAAP measures as important indicators of the company’s past performance and to plan and forecast performance in future periods. Investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.

Conference Call and Webcast Information

Management will host a quarterly conference call and simultaneous webcast to discuss the results, later today, on Thursday, February 24, 2005, at 1:30 p.m. Pacific Time. To participate in the call,

investors should dial 800 237-9752 (domestic) or 617 547-8706 (international) 10 minutes prior to the scheduled call. The pass code is 53755363. Additionally, a live audio-only webcast of the call may be accessed via the Internet at www.websidestory.com. An archived version of the webcast will also be available for at least twelve months, beginning two hours after completion of the call, at the same location.

Forward-Looking Statements

Statements in this press release that are not a description of historical facts are forward-looking statements. For example, statements about financial condition, possible or assumed future results of operations, growth opportunities, and plans and objectives of management are all forward-looking statements. In addition, statements about the anticipated synergies of WebSideStory’s and Atomz’s business and about the projected future financial performance of Atomz’s and WebSideStory’s business are also forward-looking statements. You should not regard any forward-looking statement as a representation by WebSideStory that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in WebSideStory’s business. Such risks include, without limitation: WebSideStory’s limited experience in an emerging market with unproven business and technology models, the risk of incurring higher than expected costs associated with integrating the operations of Atomz with those of WebSideStory, WebSideStory’s reliance on its web analytics services for the majority of its revenue, the risk that the acquisition of Atomz may not occur or that sales of Atomz’s services will not be as high as anticipated, WebSideStory’s recent achievement of profitability and the risk that it may not maintain its profitability, the highly competitive markets in which WebSideStory operates that may make it difficult for the company to retain customers, the risk that WebSideStory’s customers fail to renew their agreements or that Atomz’s customers fail to renew their agreements following the acquisition, the risk that WebSideStory’s services may become obsolete in a market with rapidly changing technology and industry standards, and the risk that WebSideStory may incur unanticipated or unknown losses or liabilities if it completes the acquisition of Atomz, as well as the other risks described in WebSideStory’s filings with the Securities and Exchange Commission, including WebSideStory’s prospectus dated September 27, 2004 and its form 10-Q for the quarter ended September 30, 2004. Do not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement and WebSideStory undertakes no obligation to revise or update this news release to reflect events or circumstances after the date of this news release.

About WebSideStory

WebSideStory is a leading provider of on-demand web analytics services. WebSideStory’s services collect data from web browsers, process that data and deliver reports of online behavior to its customers on demand. More than 700 enterprises currently use WebSideStory’s services to understand how Internet users respond to web site design and content, online marketing campaigns and e-commerce offerings. As a result, WebSideStory’s customers can make more effective marketing decisions and improve the merchandising, sales, support and design of their web sites. For more information, contact WebSideStory, Inc. Voice: 858.546.0040. Fax: 858.546.0480. Address: 10182 Telesis Court, 6th Floor, San Diego, CA 92121. E-mail: wsspress@websidestory.com. web site: http://www.websidestory.com/. HBX is a trademark, and WebSideStory is a registered trademark of WebSideStory. Other trademarks belong to their respective owners.

Financial Statements

WebSideStory, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,	December 31,
	2004	2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,710	$5,690
Short-term investments	16,316	—
Accounts receivable	3,704	2,257
Prepaid expenses and other current assets	838	433

Total current assets	26,568	8,380

Property and equipment, net	1,884	1,244
Investments	8,683
Other assets	341	226

Total assets	$37,476	$9,850

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$307	$618
Accrued liabilities	2,065	1,054
Deferred revenue	6,364	3,934
Capital lease short term	18	19
Note payable	27	—

Total current liabilities	8,781	5,625

Equipment term loan	—	—
Deferred rent	320	393
Capital lease long term	100	—
Other liabilities	54	54

Total liabilities	9,255	6,072

Redeemable preferred stock	—	14,056
Convertible preferred stock	—	28,837

	—	42,893

Stockholders’ equity (deficit)
Common stock	16	5
Additional paid-in capital	82,895	17,733
Unearned stock-based compensation	(779)	(1,157)
Accumulated other comprehensive income	281	276
Accumulated deficit	(54,192)	(55,972)

Total stockholders’ deficit	28,221	(39,115)

Total liabilities and stockholders’ equity (deficit)	$37,476	$9,850

Consolidated Statement of Operations
(in thousands, except share and per share data)

	Three Months Ended		Year ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	(unaudited)		(unaudited)
	2004	2003	2004	2003
Revenues:
Subscriptions	$6,520	$4,405	$22,476	$15,678
Advertising	14	153	126	682

Total revenues	6,534	4,558	22,602	16,360

Cost of revenues:
Cost of revenues	910	817	3,300	3,236
Stock-based compensation expenses	2	6	15	11

Total cost of revenues	912	823	3,315	3,247

Gross profit	5,622	3,735	19,287	13,113

Operating expenses
Sales and marketing	2,935	1,996	9,739	7,355
Technology development	857	893	3,774	3,417
General and administrative	980	685	3,309	3,431
Stock-based expenses(*)	191	293	867	1,334

Total operating expenses	4,963	3,867	17,689	15,537

Income (loss) from operations	659	(132)	1,598	(2,424)

Interest expense	(3)	—	(4)	(19)
Interest income	153	—	205	56
Other income	1	505	5	489

Income (loss) before provision for (benefit from) income taxes	810	373	1,804	(1,898)

Provision for (benefit from) income taxes	(30)	(31)	24	(31)

Net income (loss)	840	404	1,780	(1,867)

Constructive dividend	$(1,389)		$(1,389)

Accretion of discount on redeemable preferred stock	—	(406)	(1,326)	(1,566)

Net income (loss) attributable to common stockholders	$(549)	$(2)	$(935)	$(3,433)

Net income (loss) per share attributable to common shareholders:
Basic	$(0.04)	$(0.00)	$(0.13)	$(0.86)
Diluted	$(0.04)	$(0.00)	$(0.13)	$(0.86)

Weighted-average number of shares used in per share amounts
Basic	15,402,002	4,158,656	7,300,809	4,001,979
Diluted	15,402,002	4,158,656	7,300,809	4,001,979

(*) Stock-based compensation expenses
Sales and marketing	42	71	209	330
Technology development	5	22	37	76
General and administrative	144	200	621	928

	191	293	867	1,334

Reconciliation of GAAP Net Income Attributable to Common Shareholders to Non-GAAP Pro forma
Earnings Per Share
(in thousands, except share and per share data)

	Three Months Ended		Year ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	(unaudited)		(unaudited)
	2004	2003	2004	2003

Net income (loss) attributable to common stockholders	$(549)	$(2)	$(935)	$(3,433)

Constructive dividend	1,389	—	1,389	—

Accretion of discount on redeemable preferred stock	—	406	1,326	1,566

Stock-based compensation	193	299	882	1,345

Non-GAAP Net income (loss)	$1,033	$703	$2,662	$(522)

Non-GAAP Net income (loss) per share attributable to common shareholders:
Basic	0.07	0.17	0.36	(0.13)
Diluted	0.06	0.06	0.21	(0.13)

Weighted-average number of shares used in per share amounts
Basic	15,402,002	4,158,585	7,300,809	4,001,979
Diluted	16,855,949	11,157,510	12,895,828	4,001,979

Reconciliation of Net Income to Pro Forma Net Income Before Stock-based Compensation (in thousands)
Net income before stock-based compensation	840	404	1,780	(1,867)
Stock-based compensation	193	299	882	1,345

Pro forma net income	1,033	703	2,662	(522)